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SCHLOTZSKY'S, INC. AND SUBSIDIARIES
COMPUTATION OF INCOME(LOSS) PER COMMON SHARE

                                                             Three Months Ended                   Nine Months Ended
                                                  September 30, 1996  September 30, 1995  September 30, 1996  September 30, 1995
                                                  ------------------  ------------------  ------------------  ------------------
Computation of income (loss) per
  common share-primary:
  Net income(loss)                                    $  798,370           $   58,128         $2,141,813         $  481,184
  Redeemable preferred stock dividends                         0             (140,000)                 0           (420,000)
                                                      ----------           ----------         ----------         ----------
    Income (loss) available to
      common shareholders                                798,370              (81,872)         2,141,813             61,184
                                                      ----------           ----------         ----------         ----------
                                                      ----------           ----------         ----------         ----------
Weighted average number of
  shares outstanding                                   5,536,783            2,187,500          5,521,494          2,187,500
Common shares issuable under
  stock option plan                                      536,082              487,500            560,227            483,654
Common stock warrants outstanding                         23,438               28,906             23,438             28,906
Less shares assumed repurchased                         (430,883)            (372,931)          (433,573)          (366,652)
                                                      ----------           ----------         ----------         ----------
                                                       5,665,420            2,330,975          5,671,586          2,333,408
                                                      ----------           ----------         ----------         ----------
                                                      ----------           ----------         ----------         ----------
Income (loss) per common share:
  Income (loss) before extraordinary item                  $0.14               $(0.04)             $0.38              $0.01
  Extraordinary item                                        0.00                 0.00               0.00               0.02
                                                      ----------           ----------         ----------         ----------
                                                           $0.14               $(0.04)             $0.38              $0.03
                                                      ----------           ----------         ----------         ----------
                                                      ----------           ----------         ----------         ----------
Computation of income (loss) per
  common share-fully diluted:
  Net income(loss)                                      $798,370              $58,128         $2,141,813         $  481,184
  Redeemable preferred stock dividends                         0             (140,000)                 0           (420,000)
  Interest Add-back                                            0                    0              5,521                  0
                                                      ----------           ----------         ----------         ----------
    Income (loss) available to
      common shareholders                                798,370              (81,872)         2,147,334             61,184
                                                      ----------           ----------         ----------         ----------
                                                      ----------           ----------         ----------         ----------
Weighted average number of
  shares outstanding                                   5,536,783            2,187,500          5,521,494          2,187,500
Common shares issuable under
  stock option plan                                      536,082              487,500            560,227            483,654
Common stock warrants outstanding                         23,438               30,469             23,438             30,469
Convertible securities                                         0                    0             10,646             82,943
Less shares assumed repurchased                         (430,883)            (374,748)          (433,573)          (368,469)
                                                      ----------           ----------         ----------         ----------
                                                       5,665,420            2,330,721          5,682,232          2,416,097
                                                      ----------           ----------         ----------         ----------
                                                      ----------           ----------         ----------         ----------
Income (loss) per common share:
  Income (loss) before extraordinary item                  $0.14               ($0.04)             $0.38              $0.01
  Extraordinary item                                        0.00                 0.00               0.00               0.02
                                                      ----------           ----------         ----------         ----------
                                                           $0.14               ($0.04)             $0.38              $0.03
                                                      ----------           ----------         ----------         ----------
                                                      ----------           ----------         ----------         ----------
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